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                                                                    EXHIBIT 99.1

             [UNITED STATES DEPARTMENT OF THE INTERIOR LETTERHEAD]

[SEAL]

                                February 1, 1996

IN THE MATTER OF                       :  DOCKET NO. NIGC 94-2
                                       :
  American Casino Enterprises, Inc.,   :  NOV-94-03
     Respondent                        :
                                       :  Indian Gaming Regulatory Act,
                                       :    25 U.S.C. Sections 2701, et seq.
                                       :
                                       :  Indian Gaming Operations
                                       :    25 CFR Parts 501-599
                                       :
                                       :  Proceeding Dismissed

                                     ORDER

        On January 31, 1996, American Casino Enterprises, Inc., the National Indian Gaming Commission, and the Table Mountain Rancheria notified me that they had concluded a settlement agreement which resolves all issues in the above proceeding. Accordingly, pursuant to 25 CFR 577.9(c)(2), the parties requested that this proceeding be dismissed.

        I would like to take this opportunity to commend the parties for their diligent efforts in resolving this matter among themselves. Considering the distance between the parties at the beginning of their discussions, the settlement represents a monumental effort by each person involved in the negotiations. Each of them should be justifiably proud of this accomplishment.

        Pursuant to the authority delegated to the Presiding Official under 25 CFR Part 577, this appeal from National Indian Gaming Commission Notice of Violation No. NOV-94-3, dated July 15, 1994, issued to American Casino Enterprises, Inc., is dismissed on the basis of the settlement reached by the parties. Insofar as they may be before the Presiding Official, this dismissal also relates to a July 15, 1994, Notice to Show Cause and an April 14, 1995, Proposed Civil Fine Assessment relating to the allegations in NOV-94-3.

                                            /s/ Kathryn A. Lynn
                                            ---------------------------------
                                            Kathryn A. Lynn
                                            Presiding Official

                                   12 OHA 66

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                                                                     D 94-2

Distribution:

        Glenn M. Feldman, Esq., Timothy F. Bolden, Esq., O'Connor, Cavanah,
              Anderson, Westover, Killingworth & Beshears, One East Camelback Road, Suite 1100, Phoenix, AZ 85012-1656

        Alan R. Fedman, Esq., National Indian Gaming Commission, 1850 M Street,
              N.W., Washington, DC 20036-5803

        Howard L. Dickstein, Esq., Dickstein & Marin, 2001 P Street, Suite 100,
              Sacramento, CA 95814


                                   12 OHA 67